UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant To Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): December 14, 2009

HealthSouth Corporation

(Exact Name of Registrant as Specified in its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

001-10315	63-0860407
(Commission File Number)	(I.R.S. Employer Identification No.)

3660 Grandview Parkway, Suite 200, Birmingham, Alabama 35243
(Address of Principal Executive Officers, Including Zip Code)

(205) 967-7116
(Registrant’s telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐           Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐           Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02. Termination of a Material Definitive Agreement.

On December 15, 2009, HealthSouth Corporation (the “Company”) completed its previously announced refinancing transaction by redeeming (the “Redemption”) the remaining $17.1 million aggregate principal amount of its outstanding Floating Rate Senior Notes due 2014 (the “2014 Notes”) pursuant to the indenture, dated as of June 14, 2006 (the “2014 Base Indenture”), among the Company, the subsidiary guarantors named therein and the Bank of Nova Scotia Trust Company of New York, as trustee, as supplemented by the first supplemental indenture, dated as of December 1, 2009 (the “2014 Supplemental Indenture” and together with the 2014 Base Indenture, the “2014 Indenture”). The total consideration paid in connection with the redemption, $18.2 million, represented 103.0% of the principal amount of the 2014 Notes so redeemed along with accrued and unpaid interest thereon. Upon the redemption of the outstanding 2014 Notes, the 2014 Indenture, which governed the terms of the 2014 Notes, was satisfied and discharged as of December 15, 2009.

Any description of the provisions of the 2014 Indenture is summary in nature and is qualified in its entirety by reference to the provisions of the definitive agreement. A copy of the 2014 Base Indenture was filed as Exhibit 4.1 to the Company’s Current Report on Form 8-K filed on June 16, 2006. A copy of the 2014 Supplemental Indenture will be filed with the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2009.

Item 8.01. Other Events.

The Company’s previously announced tender offer and consent solicitation expired at 12:00 midnight, New York City time, on December 14, 2009. In connection with the tender offer and consent solicitation, the Company received valid tenders for approximately $312.6 million aggregate principal amount of 2014 Notes prior to 5:00 p.m., New York City time, on November 30, 2009 (the “Early Tender Deadline”), representing 94.8% of the aggregate principal amount then outstanding. There were no 2014 Notes validly tendered after the Early Tender Deadline.

On December 15, 2009, the Company issued a press release, attached hereto and incorporated herein by reference as Exhibit 99.1, announcing that it had completed the previously announced refinancing transaction consisting of the issuance of $290.0 million aggregate principal amount of its 8.125% Senior Notes due 2020 (the “2020 Notes”), the tender offer to purchase for cash all of its outstanding 2014 Notes, and the subsequent redemption of all 2014 Notes outstanding following expiration of the tender offer. The Company funded the purchase and redemption of all of the 2014 Notes with the proceeds of the issuance of the 2020 Notes and cash on hand.

The information contained in this Item 8.01 of this Current Report on Form 8-K, including information contained in any exhibits incorporated by reference herein, is furnished pursuant to and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section. The furnishing of this report is not intended to constitute a determination by the Company that the information is material or that the dissemination of the information is required by Regulation FD.

 ITEM 9.01. Financial Statements and Exhibits.

(d)           Exhibits.

99.1           Press release of HealthSouth Corporation, dated December 15, 2009.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

HealthSouth Corporation

By:	/s/ John P. Whittington
Name: John P. Whittington
Title: Executive Vice President, General Counsel, and Corporate Secretary

Dated: December 17, 2009